UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/28/2011

VERINT SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34807

Delaware	11-3200514
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

330 South Service Road
Melville, NY 11747
(Address of principal executive offices, including zip code)

(631) 962-9600
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On March 28, 2011, Verint Systems Inc. (the "Company", "Verint", "we", "us", "our") issued a press release announcing the timing for its conference call to discuss selected financial information for the fourth quarter and full year ended January 31, 2011 and outlook for the year ending January 31, 2012. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in its entirety into this Item 7.01.

Item 8.01.    Other Events

The 2011 Annual Meeting of Stockholders of Verint will be held on Thursday, June 16, 2011, at 11:00 a.m. Eastern Time at the Hilton Garden Inn, 1575 Round Swamp Road, Plainview, New York 11803 (the "Annual Meeting"). The record date for determining stockholders entitled to vote at the Annual Meeting will be the close of business on April 25, 2011. In order for any stockholder proposal to be considered for inclusion in the Company's proxy statement for the Annual Meeting (the "Proxy Statement") pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), the proposal must be received by us at Verint Systems Inc., 330 South Service Road, Melville, New York 11747, to the attention of Secretary (the "Corporate Address"), no later than the close of business on April 9, 2011 (the "Proposal Date"). Such proposal must also comply with all applicable requirements for stockholder proposals made pursuant to Rule 14a-8. In order for any stockholder proposal, not intended to be included in the Proxy Statement, to be brought before the Annual Meeting (including director nominations), such proposal must be received by us at the Corporate Address no later than the Proposal Date. Such proposal must also comply with the requirements of the Company's Amended and Restated By-laws.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit

Number          Description
____________________________________________________________________________

99.1                 Press Release of Verint Systems Inc., dated March 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date: March 29, 2011	By:	/s/ Douglas E. Robinson
Douglas E. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.	Press Release of Verint Systems Inc., dated March 28, 2011.